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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported):              February 28, 2005
                                            --------------------------



                          INSITUFORM TECHNOLOGIES, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     0-10786                 13-3032158
------------------------------  ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


   702 Spirit 40 Park Drive, Chesterfield, Missouri                63005
--------------------------------------------------------    --------------------
      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number,
including area code                                  (636) 530-8000
                                               ---------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.    Entry Into a Material Definitive Agreement.

     On February 28, 2005, the Compensation Committee of Insituform Technologies, Inc. (the "Company") (i) authorized an increase in the base salary of Thomas S. Rooney, Jr., the Company's President and Chief Executive Officer, to $630,000 from $590,000, effective January 1, 2005; (ii) approved cash bonuses to certain of the Company's executive officers under the Company's annual incentive plan for the 2004 fiscal year (the "Plan"), payable on or before March 15, 2005; and (iii) approved a special bonus in the amount of $75,000 payable to Christian G. Farman, the Company's Senior Vice President and Chief Financial Officer, based upon Mr. Farman's efforts during 2004 in restructuring the Company's accounting and finance functions and improving the Company's financial rigor. Under the Plan, Mr. Rooney was awarded a bonus in the amount of $206,500, Mr. Farman was awarded a bonus in the amount of $66,250 and Thomas W. Vaughn, the Company's Senior Vice President and Chief Operating Officer, was awarded a bonus in the amount of $27,500 (Mr. Vaughn joined the Company in August 2004 and his bonus was prorated for his length of service with the Company).






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INSITUFORM TECHNOLOGIES, INC.


                               By: /s/ David F. Morris
                                   ---------------------------------------------
                                   David F. Morris
                                   Vice President, General Counsel and Secretary

Date:  March 4, 2005